NEWS RELEASE for May 1, 2008 at 8:00AM Eastern Time

Kayla Castle
Investor Relations Manager
Palomar Medical Technologies, Inc.
781-993-2411
ir@palomarmedical.com

PALOMAR MEDICAL REPORTS FINANCIAL RESULTS FOR
FIRST QUARTER 2008

         BURLINGTON, MA (May 1, 2008) Palomar Medical Technologies, Inc. (NASDAQ: PMTI), a leading researcher and developer of light-based systems for cosmetic treatments, today announced financial results for the first quarter ended March 31, 2008. Revenues for the quarter ended March 31, 2008 were $23.0 million, of which $17.7 million were product revenues. Royalty revenues were $3.2 million, of which $682,000 related to the recognition of the remaining portion of back-owed royalties associated with the Alma Lasers, Ltd. settlement agreement. Funded development revenues were $597,000. Other revenues were $1.5 million related to a payment of $1.25 million under the non-exclusive license agreement with The Procter & Gamble Company for home-use, light-based hair removal devices for women and the recognition of the remaining portion of trade dress infringement fees associated with the Alma Lasers, Ltd. settlement agreement of $248,000. First quarter gross margin from product revenues was 63%. Product gross margin was negatively affected by lower product revenues which resulted in lower overhead absorption. Loss before taxes for the first quarter ended March 31, 2008 was $1.8 million, which included approximately $2.4 million in legal expenses related to the Candela lawsuits and certain other adjustments as shown below.

         The Company reported net loss of $1.0 million, or $0.05 per share for the first quarter of this year and net income of $5.9 million, or $0.30 per diluted share for the first quarter of 2007. Non-GAAP net income for the quarter ended March 31, 2008, which includes adjustments for back-owed royalty revenues, trade dress infringement fees, cost of back-owed royalty revenues, investment banking fees related to an international distributor agreement, FAS 123R compensation charge, interest on back-owed royalties, and non-cash taxes, resulted in $1.6 million, or $0.09 per diluted share. Please refer to the financial statements included in this news release for a reconciliation of GAAP results to non-GAAP results for the three months ended March 31, 2008 and 2007.

         The Company’s balance sheet continues to be strong and includes $128.0 million in cash and marketable securities. The Company reclassified approximately $21.4 million of its marketable securities to non-current assets due to the recent illiquidity in the auction-rate securities market. The Company has the intent and ability to hold these investments to maturity.

         Chief Executive Officer Joseph P. Caruso commented, “We are disappointed with the revenues generated this quarter in North America. A slowdown in the economy seems to be a factor in delaying the buying decisions of our customer base, especially those new to the market. We believe, however, that the use of light-based devices for aesthetic treatments is an excellent opportunity for growth and we are positioned well to capitalize on this opportunity in the future with leading edge professional products, consumer product offerings on the horizon, and a strong intellectual property portfolio. During the quarter, we also launched our laser-assisted lipolysis Aspire Body Sculpting platform. This novel technology addresses the fastest growing segment of our market, fat reduction, and rounds out our product offering to both existing and new customers. We are targeting the first shipments of this new system during the third quarter.”

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Palomar — Page 2

Use of Non-GAAP Financial Measures

        To supplement Palomar’s consolidated financial statements presented in accordance with GAAP, this news release uses the following measures defined as non-GAAP financial measures by the SEC: non-GAAP income before taxes, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP diluted earnings per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. In addition, the non-GAAP financial measures included in this news release may be different from, and therefore not comparable to, similar measures used by other companies. For more information on these non-GAAP financial measures, please see the non-GAAP data included below. This data has more details of the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. Palomar’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business operating results. Palomar believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Palomar’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Palomar’s historical performance and our competitors’ operating results. Palomar believes that these non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

        Conference Call: As previously announced, Palomar will conduct a conference call and webcast today at 11:30 AM Eastern Time. Management will discuss financial results and strategic matters. If you would like to participate, please call (866) 770-7051 or listen to the webcast in the Investor Relations section of the Company’s website at www.palomarmedical.com. The telephone replay will be available one hour after the call at (888) 286-8010 passcode 38414246 and will be available for fourteen days. A webcast replay will also be available.

        About Palomar Medical Technologies Inc: Palomar is a leading researcher and developer of light-based systems for cosmetic treatments. Palomar pioneered the optical hair removal field, when, in 1997, it introduced the first high-powered laser hair removal system. Since then, many of the major advances in light-based hair removal have been based on Palomar technology. In December 2006, Palomar became the first company to receive a 510(k) over-the-counter (OTC) clearance from the United States Food and Drug Administration (FDA) for a new, patented, home-use, light-based hair removal device. OTC clearance allows the product to be marketed and sold directly to consumers without a prescription. There are now millions of light-based cosmetic procedures performed around the world every year in physician offices, clinics, spas and salons. Palomar is testing many new and exciting applications to further advance the hair removal market and other cosmetic applications. Palomar is focused on developing proprietary light-based technology for introduction to the mass markets. Palomar has granted The Procter & Gamble Company a non-exclusive License Agreement to certain patents, technology and FDA documents related to the home-use, light-based hair removal field for women. In addition, Palomar has an exclusive development and license agreement with Johnson & Johnson Consumer Companies to develop and potentially commercialize home-use, light-based devices for reducing or reshaping body fat including cellulite, reducing the appearance of skin aging, and reducing or preventing acne.

        For more information on Palomar and its products, visit Palomar’s website at www.palomarmedical.com. To continue receiving the most up-to-date information and latest news on Palomar as it happens, sign up to receive automatic e-mail alerts by going to the Investor Relations’ section of the website.

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Palomar — Page 3

        With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements, including, but not limited to, statements relating to new markets, future royalty amounts due from third parties, development and introduction of new products, and financial and operating projections. These forward-looking statements are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements. These risk factors include, but are not limited to, results of future operations, technological difficulties in developing or introducing new products, the results of future research, lack of product demand and market acceptance for current and future products, the effect of economic conditions, challenges in managing joint ventures and research with third parties and government contracts, the impact of competitive products and pricing, governmental regulations with respect to medical devices, including whether FDA clearance will be obtained for future products and additional applications, the results of litigation, difficulties in collecting royalties, potential infringement of third-party intellectual property rights, factors affecting the Company’s future income and resulting ability to utilize its NOLs, and/or other factors, which are detailed from time to time in the Company’s SEC reports, including the report on Form 10-K for the year ended December 31, 2007 and the Company’s quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Palomar — Page 4

Palomar Financial Summary:

Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Revenues:
Product revenues	$17,688,793	$27,398,545
Royalty revenues	3,247,023	2,684,554
Funded product development revenues	596,570	1,435,080
Other revenues	1,497,625	--

Total revenues	23,030,011	31,518,179

Costs and expenses:
Cost of product revenues	6,594,332	8,618,388
Cost of royalty revenues	1,298,810	1,073,822
Research and development	5,383,647	4,303,342
Selling and marketing	6,778,317	6,275,988
General and administrative	6,236,592	3,144,090

Total costs and expenses	26,291,698	23,415,630

(Loss) income from operations	(3,261,687)	8,102,549

Interest income	1,423,040	1,366,299
Other income	10,517	--

(Loss) income before income taxes	(1,828,130)	9,468,848

(Benefit) provision for income taxes	(823,490)	3,598,162

Net (loss) income	$(1,004,640)	$5,870,686

Net (loss) income per share:
Basic	$(0.05)	$0.32

Diluted	$(0.05)	$0.30

Weighted average number of shares outstanding:
Basic	18,313,701	18,129,429

Diluted	18,313,701	19,421,397

Non-GAAP data:
(Loss) income before income taxes	$(1,828,130)	$9,468,848
Royalty revenues: Back-owed royalty	(682,380)	--
Other revenues: Trade dress infringement fees	(247,625)	--
Cost of royalty revenues: Back-owed royalty	272,952	--
General and administrative: Investment banking fee for
international distributor agreement	1,013,899	--
FAS 123R stock-based compensation	3,343,475	(15,375)
Interest income: Interest on back-owed royalty	(52,409)	--

Non-GAAP income before income taxes	1,819,782	9,453,473

(Benefit) provision for income taxes	(823,490)	3,598,162
Provision for income taxes - non-cash	622,396	(3,030,031)
Tax effect related to one-time events - cash	401,270	(923)

Non-GAAP provision for income taxes	200,176	567,208

Non-GAAP net income	$1,619,606	$8,886,265

Non-GAAP diluted net income per share	$0.09	$0.46

Diluted weighted average number of shares outstanding	18,658,581	19,421,397

Palomar — Page 5 Consolidated Balance Sheets (Unaudited)

	March 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$106,668,486	$90,460,350
Available-for-sale investments, at market value	--	41,910,000
Accounts receivable, net	11,745,581	16,037,475
Inventories	15,138,480	12,896,154
Deferred tax assets	5,459,352	3,811,873
Other current assets	2,290,657	1,129,300

Total current assets	141,302,556	166,245,152

Marketable securities, at market value	21,363,836	--

Property and equipment, net	1,317,471	1,250,437

Other assets	111,074	111,074

Total assets	$164,094,937	$167,606,663

Liabilities and Stockholders' Equity
Liabilities:
Accounts payable	$3,775,471	$1,987,579
Accrued liabilities	7,211,723	12,606,422
Deferred revenue	4,835,010	5,789,936

Total current liabilities	15,822,204	20,383,937

Deferred taxes	2,546,017	2,533,220

Total liabilities	$18,368,221	$22,917,157

Stockholders' equity:
Preferred stock, $.01 par value-
Authorized - 1,500,000 shares
Issued - none	--	--
Common stock, $.01 par value-
Authorized - 45,000,000 shares
Issued - 18,453,021 and 18,442,846 shares, respectively	184,530	184,429
Additional paid-in capital	203,713,062	199,988,081
Accumulated other comprehensive income	(333,764)	12,590
Accumulated deficit	(53,483,648)	(52,479,008)
Treasury stock, at cost - 205,000 and 105,000 shares, respectively	(4,353,464)	(3,016,586)

Total stockholders' equity	$145,726,716	$144,689,506

Total liabilities and stockholders' equity	$164,094,937	$167,606,663

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